                                   AMENDMENT NO. 1
                                          TO
                            SECURITIES PURCHASE AGREEMENT



     This Amendment No. 1, dated as of February 26, 1997, is entered into by and among Dobson Communications Corporation, an Oklahoma corporation (the "Company"), Dobson Holdings Corporation, an Oklahoma corporation ("Holdings"), Fleet Equity Partners VI, L.P., a Delaware limited partnership ("FEP"), Fleet Venture Resources, Inc., a Rhode Island corporation ("FVR"), and Kennedy Plaza Partners, a Rhode Island general partnership ("KPP" and together with FEP and FVR, the "Purchasers") (said Amendment being referred to as "this Amendment") Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement as amended hereby.

                                 W I T N E S S E T H:

     WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of March 19, 1996 (the "Purchase Agreement");

     WHEREAS, the Company, Holdings, the Purchasers, Dobson CC Limited Partnership, an Oklahoma limited partnership ("DCC"), Dobson Telephone Company, Inc., an Oklahoma corporation ("DTC"), and Russell L. Dobson ("Dobson") have agreed to enter into that certain Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), pursuant to which, among other things, the Purchasers, DCC, DTC and Dobson have agreed to exchange all of their shares in the Company for shares issued by Holdings; and

     WHEREAS, the Purchasers have required, as a condition precedent to the transactions contemplated by the Reorganization Agreement, that the Company and Holdings enter into this Amendment;

     NOW THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO PURCHASE AGREEMENT. Effective as of the date hereof, the Purchase Agreement is hereby amended as follows:

     1.1  Holdings is hereby added as a party to the Purchase Agreement.

     1.2 The definition of the term "Affiliate" is hereby deleted in its entirety and the following is substituted therefor:

          "AFFILIATE" shall mean (i) at any time prior to February 26, 1997, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, including, without limitation, (a) any Person who is a director, limited partner or executive officer of the Company or the beneficial owner of at least 5% of the then outstanding equity interests (on a fully diluted basis) of the Company (or other specified Person) and Family Members of any of such Persons, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in the immediately preceding clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the then outstanding equity securities (on a fully diluted basis) or constitute at least a 5% equity participant, and (c) in the case a specified Person is an individual, Family Members of such Person, and (ii) on or after February 26, 1997, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Holdings, including, without limitation, (a) any Person who is a director, limited partner or executive officer of Holdings or the beneficial owner of at least 5% of the then outstanding equity interests (on a fully diluted basis) of Holdings (or other specified Person) and Family Members of any of such Persons, (b) any Person of which Holdings (or other specified Person) or an Affiliate (as defined in the immediately preceding clause (a) above) of Holdings (or other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the then outstanding equity securities (on a fully diluted basis) or constitute at least a 5% equity participant, and (c) in the case a specified Person is an individual, Family Members of such Person; PROVIDED, HOWEVER, that in no event shall any of the Purchasers be considered an Affiliate of the Company, Holdings or any Related Entity.

     1.3 The definition of the term "Common Shares" is hereby deleted in its entirety and the following is substituted therefor:

          "COMMON SHARES" shall mean (i) at any time prior to February 26, 1997, the shares of Class A Voting Common Stock of the Company, $1.00 par value per share, issued or issuable upon conversion of the Preferred Shares, and (ii) on or after February 26, 1997, the shares of Class A Voting Common Stock of Holdings, $1.00 par value per share, issued or issuable upon conversion of Holdings Purchased Securities.

     1.4 The definition of the term "ERISA Affiliate" is hereby deleted in its entirety and the following is substituted therefor:

          "ERISA AFFILIATE" shall mean (i) at any time prior to February 26, 1997, any Person which is treated as a single employer with the Company under Section 414 of the Code, and
          (ii) at any time on or after February 26, 1997, any Person which is treated as a single employer with Holdings under Section 414 of the Code.

     1.5 The definition of the term "Financing Agreements" is hereby deleted in its entirety and the following is substituted therefor:

          "FINANCING AGREEMENT" shall mean this Agreement, the Certificate of Designation, the Charter Amendment, the
          Shareholders' Agreement, the Option Agreement, the Texas 2 Option Agreement, the Reorganization Agreement, the Holdings Shareholders' Agreement, the Holdings Certificates of
          Designation and the Holdings Charter Amendment.

     1.6 The definition of the term "Guaranteed Pension Plan" is hereby deleted in its entirety and the following is substituted therefor:

          "GUARANTEED PENSION PLAN" shall mean (i) at any time prior to February 26, 1997, any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer
          Plan, and (ii) at any time on or after February 26, 1997, any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by Holdings or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     1.7 The definition of the term "Multiemployer Plan" is hereby deleted in its entirety and the following is substituted therefor:

          "MULTIEMPLOYER PLAN" shall mean (i) at any time prior to February 26, 1997, any multiemployer plan within the meaning of Section 3(37) of ERISA at any time maintained or contributed to by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate is or was obligated to contribute, and (ii) at any time on or after February 26, 1997, any multiemployer plan within the meaning of Section 3(37) of ERISA at any time maintained or contributed to by Holdings or any ERISA Affiliate or to which Holdings or any ERISA Affiliate is or was obligated to contribute.

     1.8 The definition of the term "Purchased Securities" is hereby deleted in its entirety and the following is substituted therefor:

          "PURCHASED SECURITIES" shall mean (i) at any time prior to February 26, 1997, the Preferred Shares being purchased by the Purchasers pursuant to this Agreement, and (ii) on or after February 26, 1997, the Holdings Purchased Securities.

     1.9 The definition of the term "Subsidiary" is hereby deleted in its entirety and the following is substituted therefor:

          "SUBSIDIARY" shall mean any Person listed on SCHEDULE 3.2 and
          (a) any corporation in which Holdings or such Person, directly or indirectly, owns more than fifty percent (50%) of the outstanding capital stock or other equity interests of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); (b) any partnership, association, joint venture or other unincorporated organization or entity with respect to which Holdings or such Person, directly or indirectly, owns equity securities in an amount sufficient to control the management of such partnership, association, joint venture or other unincorporated organization or entity; and
          (c) any corporation, partnership, association, joint venture or other unincorporated organization or entity in which Holdings or such Person, directly or indirectly, has more than a fifty percent (50%) equity interest.

    1.10 The following definitions are hereby added to SECTION 1.1 of the Purchase Agreement in the correct alphabetical order:

    "HOLDINGS" shall mean Dobson Holdings Corporation, an Oklahoma corporation.

          "HOLDINGS CERTIFICATES OF DESIGNATION" shall mean, collectively, (i) that certain Certificate of Designation of Holdings providing for the authorization of Class B Convertible Preferred Stock of Holdings, in the form of EXHIBIT H hereto, and (ii) that certain Certificate of Designation of Holdings providing for the authorization of Class C Preferred Stock of the Company, in the form of EXHIBIT A hereto

          "HOLDINGS CHARTER AMENDMENT" shall mean that certain
          Certificate of Amendment to Certificate of Incorporation of Holdings in the form of EXHIBIT I hereto.

          "HOLDINGS PURCHASED SECURITIES" shall mean the 100,000 shares of Class B Convertible Preferred Stock of Holdings issued to the Purchasers pursuant to the Reorganization Agreement, and the 100,000 shares of Class C Preferred Stock of Holdings issued to Purchasers as of February 26, 1997.

          "HOLDINGS SHAREHOLDERS' AGREEMENT" shall mean that certain Shareholders' Agreement, dated as of February 26, 1997, by and among Holdings, the Purchasers and certain other stockholders of Holdings, in the form of EXHIBIT J hereto, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

          "REORGANIZATION AGREEMENT" shall mean that certain Agreement and Plan of Reorganization, dated as of the date hereof, by and among the Company, Holdings, the Purchasers, Dobson CC Limited Partnership, an Oklahoma limited partnership ("DCC"), Dobson Telephone Company, Inc., an Oklahoma corporation ("DTC"), and Russell L. Dobson, in the form of EXHIBIT K hereto, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

    1.11 The Purchase Agreement is hereby amended to add a copy of the Holdings Certificates of Designation (copies of which are attached hereto as EXHIBIT A and made a part hereof) as EXHIBIT H thereto.

    1.12 The Purchase Agreement is hereby amended to add a copy of the Holdings Charter Amendment (a copy of which is attached hereto as EXHIBIT B and made a part hereof) as EXHIBIT I thereto.

    1.13 The Purchase Agreement is hereby amended to add a copy of the Holdings Shareholders' Agreement (a copy of which is attached hereto as EXHIBIT C and made a part hereof) as EXHIBIT J thereto.

    1.14 The Purchase Agreement is hereby amended to add a copy of the Reorganization Agreement (a copy of which is attached hereto as EXHIBIT D and made a part hereof) as EXHIBIT K thereto.

    1.15 The Purchase Agreement is hereby amended to add (a) SCHEDULE 6.2, a copy of which is attached hereto as SCHEDULE 6.2 and made a part hereof, (b)
SCHEDULE 6.11, a copy of which is attached hereto as SCHEDULE 6.11 and made a part hereof, and (c) SCHEDULE 6.17, a copy of which is attached hereto as
SCHEDULE 6.17 and made a part hereof.

     1.16 The second sentence of SECTION 2.4 of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           Holdings agrees to provide the Purchasers with reasonable access to the records of the Company and Holdings for purposes of verifying that the proceeds from the sale of the Purchased Securities are used solely for the purposes set forth in this SECTION 2.4.

     1.17 ARTICLE VI of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           Holdings covenants that while any of the Purchased Securities or any of the Common Shares are held by any Purchaser, it will comply, and Holdings will cause each of the Subsidiaries to comply, with the following provisions unless otherwise consented to in writing by the Purchasers:

           SECTION 6.1. RECORDS AND ACCOUNTS. Each of Holdings and the Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and in all other respects consistent with industry practices.

           SECTION 6.2. EXISTENCE; RELATED SECURITIES; MAINTENANCE OF PROPERTIES. Each of Holdings and the Related Entities will preserve and keep in full force and effect and in good standing its corporate or partnership existence, as the case may be, rights and franchises except for any Related Entity which is combined or merged with and into another Related Entity, Holdings or the Company. Holdings shall at all times own, directly or indirectly, the equity interest in the Company and each Related Entity as reflected in SCHEDULE 6.2 except for any Related Entity which is combined or merged with and into another Related Entity, Holdings or the Company. Holdings, the Company and the Related Entities will not engage in any business or business ventures other than
           (a) those presently conducted by such Person, (b) those businesses reasonably ancillary or similar thereto, and (c) those businesses which require investments by such Person of less than $50,000 in the aggregate. Each of Holdings, the Company and the Related Entities will maintain all of its properties used or useful in the conduct of its business in conformity with industry standards and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Holdings may be necessary so that the business carried on is consistent with industry standards.

           SECTION 6.3.  INSURANCE.  Each of Holdings and the
           Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of Holdings and the Subsidiaries.

           SECTION 6.4. TAXES. Each of Holdings and the Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, which if unpaid might by law become a Lien upon any of their properties; PROVIDED, HOWEVER, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Holdings or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that Holdings and the applicable Subsidiary will pay or cause to be paid all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

           SECTION 6.5. INSPECTION OF PROPERTIES AND BOOKS. Each of Holdings and the Subsidiaries shall permit each Purchaser or any of its designated representatives, at the Holdings's cost, to visit and inspect any of its properties, to examine its books of account (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, officers or partners of such Persons, all at such times and intervals as such Purchaser may reasonably request.

           SECTION 6.6. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. Each of Holdings and the Subsidiaries will comply with (a) all FCC laws and regulations, all Oklahoma Corporations Commission laws and regulations and all other material laws and regulations wherever its business is conducted, (b) the provisions of its Charter and by-laws, (c) the Franchises, Necessary Contracts and all other material agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Related Agreements and the agreements, documents and instruments executed and delivered by it in connection with the CoreStates Financing), (d) all applicable decrees, orders and judgments, and (e) all required FCC and Oklahoma Corporations Commission approvals, permits and licenses and all other material approvals, permits and licenses. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or be required in order that any of Holdings or the Subsidiaries may fulfill any of their respective obligations hereunder, each of Holdings and the Subsidiaries will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish the Purchasers with evidence thereof.

           SECTION 6.7. EMPLOYEE BENEFIT PLANS. Neither Holdings nor any ERISA Affiliate will:

           (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

           (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in
           Section 302 of ERISA, whether or not such deficiency is or may be waived;

           (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of Holdings or any of the Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

           (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

           Holdings will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to Fleet a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (ii) promptly upon receipt or dispatch, furnish to each Purchaser any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

           SECTION 6.8. FURTHER ASSURANCES. Each of Holdings and the Subsidiaries will cooperate with the Purchasers and execute such further instruments and documents as the Purchasers shall reasonably request to carry out to the satisfaction of the Purchasers the transactions contemplated by this Agreement or any other Related Agreement.

           SECTION 6.9. NOTICES. Holdings will promptly notify the Purchasers in writing of the occurrence of a Noncompliance Event or if any Person shall give any notice or take any other action in respect of a claimed default with respect to any material agreement to which Holdings or any of the Subsidiaries is a party. Holdings also covenants and agrees to promptly provide the Purchasers with written notice: (a) upon Holdings or any of the Subsidiaries obtaining knowledge of any violation of any Environmental Law regarding the property or the operations of Holdings or any of the Subsidiaries; (b) upon Holdings or any of its Subsidiaries obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Substances at, from, or into the property which it reports in writing or is reportable by it in writing to any governmental authority;
           (c) upon Holdings or any of the Subsidiaries receipt of any notice of violation of any Environmental Laws or of any release or threatened release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including, without limitation, any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (i) Holdings's, any of the Subsidiaries' or any other Person's operation of the property, (ii) contamination on, from or into the property, or (iii) investigation or remediation of off site locations at which Holdings, any of the Subsidiaries or any of their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (d) upon Holdings or any of the Subsidiaries obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Holdings or any of its Subsidiaries may be liable or for which a Lien may be imposed on the property.

           SECTION 6.10. DISTRIBUTIONS. Neither Holdings, the Company nor any Related Entity shall make any Distribution except (a) the Company may redeem from TDS the outstanding shares of 10% Cumulative, Compounded, Convertible, Redeemable Class A Preferred Stock of the Company, (b) the Company may pay dividends, in accordance with the Certificate of Designation, to Dobson CC Limited Partnership, the majority shareholder of the Company (the "Partnership"), for the purpose of making distributions to the Trusts in order to permit the Trusts to service the Trust Loan, provided that pro rata dividends are simultaneously declared to the holders of Holdings' Class B Preferred Stock and paid in accordance with the Certificate of Designation of Holdings for its Class B Preferred Stock and the other holders of Common Stock as provided in the Certificate of Designation, and (c) Holdings may redeem the Purchased Securities in accordance with the terms of the Financing Agreements.

           SECTION 6.11. DILUTION PROTECTION. Except for the issuance of Purchased Securities and except for the issuance of the Qualified Options, neither Holdings nor any Subsidiary will
           (a) issue, sell, give away or otherwise transfer, (b) grant any rights

           (either preemptive or other) or options to subscribe for or purchase, or (c) enter into any agreements or issue any warrants providing for the issuance of, any of its capital stock or other equity interest (or any stock or securities convertible into or exchangeable for any of their capital stock or other equity interest). Neither Holdings nor any of the Subsidiaries shall authorize any additional class or series of shares or increase the number of shares of authorized capital from that set forth in SCHEDULE 6.11 hereto.

           SECTION 6.12. MERGER, CONSOLIDATION, SALE OF ASSETS OR OTHER DISPOSITIONS. Except for the merger of a Subsidiary with and into Holdings or any other Subsidiary, neither Holdings nor any Subsidiary will become a party to any merger or consolidation, or sell, lease, sublease or otherwise transfer or dispose of any shares of or other equity interests in a Subsidiary or any substantial portion of its assets, rights and licenses to any Person, whether directly or indirectly or in a single transaction or a series of related transactions, other than (a) sales of inventory, used equipment and other assets not in the aggregate material to the business in the ordinary course of business and transfers constituting Permitted Liens or turn over the management of, or enter into a management contract with respect to, any of its assets or properties, rights and licenses

           SECTION 6.13. TRANSACTIONS WITH AFFILIATES. Neither Holdings nor any Subsidiary will engage in any transaction with any of its Affiliates other than the Purchasers and their Affiliates except for (a) transactions permitted under the Related Agreements, and (b) arms length transactions not exceeding $100,000 in the aggregate in any fiscal year.

           SECTION 6.14. SALE AND LEASEBACK OF PROPERTY. Neither Holdings nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real, personal or a combination thereof, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property.

           SECTION 6.15. JOINT VENTURES. Neither Holdings nor any Subsidiary will cause or consent to any joint venture engaging in any activity which would result in the joint venture being in breach of any representation, warranty, covenant or agreement set forth in this Agreement or any other Related Agreement as if the joint venture were a Subsidiary.

           SECTION 6.16. INVESTMENTS. Holdings will not, and will not permit any Subsidiary to, have outstanding or acquire or commit itself to acquire or hold any Investment except Investments in: (a) marketable direct obligations issued or guaranteed by the

           United States of America which mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within 90 days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (b) commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (c) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $25,000,000, (e) certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $25,000,000, and (f) Investments by the Company and each Subsidiary existing on the date of this Agreement.

           SECTION 6.17. SENIOR MANAGEMENT; COMPENSATION. (a) The aggregate compensation paid by Holdings and its Subsidiaries to any officer set forth in SCHEDULE 6.17 for any fiscal year of Holdings shall not be greater than the amount set forth opposite such Person's name on such Schedule.

           SECTION 6.18. COMPLIANCE WITH CAPITAL BUDGET. (a) Except as set forth in Section 6.18(b) below, Holdings and each Subsidiary shall at all times comply with the Budget approved by Holdings and the Purchasers prior to the beginning of each fiscal year in accordance with SECTION 7.3(a). In the event any Budget for a particular fiscal year is not approved by Holdings and the Purchasers in accordance with this SECTION 6.18, then the applicable expenditures for such fiscal year shall not exceed the greater of (x) the amount set forth in the Projections for such fiscal year or (y) the amount set forth in the most recent Budget which was approved by Holdings and the Purchasers pursuant to SECTION 7.3(a) for such fiscal year.

           (b) Neither Holdings nor any Subsidiary will incur expenditures for any capital expenditure item in any fiscal year if as a result thereof the amount which would be expended for such item would exceed 115% of the amount budgeted for such item in the Budget for such fiscal year; provided that Holdings or any Subsidiary may incur expenditures for a capital expenditure item in excess of 115% of the amount budgeted for such item in the Budget (the "Excess Amount") for such fiscal year so long as the aggregate Excess Amount for all such items which exceed 115% of the amount budgeted therefor does not exceed $300,000 in any fiscal year.

           SECTION 6.19. RESPONSE ACTIONS. Holdings covenants and agrees that if any release or disposal of Hazardous Substances shall occur or shall have occurred on the premises occupied by Holdings or any Subsidiary, Holdings will cause the prompt containment and removal of such Hazardous Substances and remediation of the property as necessary to comply in all material respects with all Environmental Laws or to preserve in all material respects the value of the property.

           SECTION 6.20. MERGER, CONSOLIDATION OR OTHER ACQUISITIONS. Neither Holdings nor any Subsidiary shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets (other than purchases of inventory made in the ordinary course of its business) or capital stock of, or otherwise combine with, any Person except for a merger, consolidation or acquisition having a purchase price less than $500,000 in any single transaction or for mergers, consolidations and acquisitions having an aggregate purchase price less than $1.0 million in any twelve-month period.

           SECTION 6.21. CHARTER AMENDMENTS. The Charter and by-laws of Holdings, the Company and each Related Entity shall not be amended or modified if such amendment or modification has, or would have, directly or indirectly, any material adverse effect on any holder of any then outstanding Purchased Securities or on the rights or remedies of such holder hereunder or under any of the Related Agreements.

           SECTION 6.22. CONTROL OF SYSTEMS. Notwithstanding any provision of this Agreement that may be construed to the contrary, the Cellular Subsidiaries and Acquiring Subsidiaries shall maintain actual (DE FACTO) and legal (DE
           JURE) control over their respective Systems and FCC licenses. Specifically, and without limitation, the responsibility for the operation of each of the Systems shall reside with the Cellular Subsidiary or Acquiring Subsidiary holding the FCC license therefor, including (but not limited to) responsibility for the following matters: (a) access to and the use of facilities and equipment; (b) control of daily operation; (c) creation and implementation of policy decisions; (d) employment, supervision and dismissal of employees; (e) payment of financing obligations and expenses incurred in the operation and construction of the Systems;
           (f) receipt and distribution of monies and profits derived from the operation of the Systems; and (g) execution and approval of all contracts and applications prepared and filed before regulatory agencies.

           SECTION 6.23. TRUST LOAN REPAYMENT. So long as the Trusts are the borrowers under the Trust Loan, the Company shall not make any distributions to the Trusts to service the Trust Loan except by paying dividends to the Partnership which shall then distribute such monies to the Trust to make principal, interest and other payments due in respect of the Trust Loan.
                                     -12-

           SECTION 6.24. PAYMENT OF AFFILIATE NOTES. None of the Promissory Notes listed on SCHEDULE 3.8 will be forgiven, and each such Promissory Note issued by an Affiliate listed on
           SCHEDULE 3.8 will not be amended, extended or modified and the Company and Holdings shall cause the applicable payee of such Promissory Note to collect all outstanding principal and accrued but unpaid interest on such Promissory Note in accordance with the terms set forth in such Promissory Note.

     1.18 ARTICLE VII of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           Holdings hereby agrees that so long as any of the Purchased Securities or any of the Common Shares are held by any Purchaser, it will comply with, and it will cause each Subsidiary to comply with, the following provisions:

           SECTION 7.1. ANNUAL STATEMENTS. (a) As soon as available and in any event within 90 days after the close of each fiscal year of the Company commencing with the fiscal year ending on December 31, 1995 up to and including the fiscal year ending on December 31, 1996, the Company will deliver to each Purchaser audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of cash flows of the Company audited by Arthur Andersen, L.L.P. or any other public accounting firm selected by Holdings and reasonably acceptable to the Purchasers, showing the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, all on a consolidated basis.

           (b) As soon as available and in any event within 90 days after the close of each fiscal year of Holdings commencing with the fiscal year ending on December 31, 1997, Holdings will deliver to each Purchaser audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of cash flows of Holdings audited by Arthur Andersen, L.L.P. or any other public accounting firm selected by Holdings and reasonably acceptable to the Purchasers, showing the financial condition of Holdings as of the close of such fiscal year and the results of Holdings's operations during such fiscal year, all on a consolidated basis.

           (c) Each of the financial statements delivered pursuant to this SECTION 7.1 shall be certified without qualification by the applicable accounting firm to have been prepared in accordance with GAAP consistently applied and if such firm in the course of its audit shall have obtained knowledge of any Noncompliance Event or so advises the Company or Holdings, Holdings shall cause such firm to notify each Purchaser in writing of the nature thereof.

           SECTION 7.2. QUARTERLY STATEMENTS. (a)  Within forty-five
           (45) days after the end of each quarter commencing with the quarter ending December 31, 1995 up to and including the quarter ending on December 31, 1996, the Company will deliver to each Purchaser consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows of the Company as of the end of each such quarter and for the period of the then current fiscal year to the end of such month, and presenting on a comparative basis the corresponding figures for such period in the preceding fiscal year and the then current Budget, in each case by region, certified by the Chief Financial Officer of Holdings to be true and correct and to have been prepared in accordance with GAAP subject to normal year-end adjustments described in reasonable detail.

           (b) Within forty-five (45) days after the end of each quarter commencing with the quarter ending March 31, 1997, Holdings will deliver to each Purchaser consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows of Holdings as of the end of each such quarter and for the period of the then current fiscal year to the end of such month, and presenting on a comparative basis the corresponding figures for such period in the preceding fiscal year and the then current Budget, in each case by region, certified by the Chief Financial Officer of Holdings to be true and correct and to have been prepared in accordance with GAAP subject to normal year-end adjustments described in reasonable detail.

           SECTION 7.3. BUDGETS AND OTHER REPORTS. (a) Holdings will deliver to the Purchasers, within thirty (30) days prior to the commencement of each fiscal year project spending and capital budgets for the five immediately succeeding fiscal years, projected monthly statements of income and cash flow for such fiscal years (the "Budget"), projected quarterly balance sheets for such fiscal years and as soon as practical after preparation thereof, complete and correct copies of all quarterly (if any) or annual budgetary analyses or forecasts of Holdings and the Subsidiaries in the form customarily prepared by management for its own internal use or the use of Holdings. Holdings and the Purchasers shall once each calendar year, commencing with the Holdings's 1997 fiscal year, conduct an annual off-site meeting to review Holdings's projections and business plans with respect to such fiscal year and the immediately succeeding four fiscal years.

           (b) Holdings shall also furnish to each Purchaser (i) within five (5) days of the Holdings's receipt thereof, copies of all management letters of Holdings's accountants; (ii) within five (5) days of Holdings's receipt thereof, notice with respect to any material pending or threatened litigation to which Holdings or any Subsidiary is or may become a party; (iii) within five (5) days of Holdings's receipt thereof, notice of any default or event of default with respect to any material agreement to which Holdings or any Subsidiary is a party; (iv) within five (5) days of the filing thereof, copies of all material filings made by or on behalf of Holdings or any Subsidiary with any governmental regulatory agency; and (v) such other information as any Purchaser may reasonably request from time to time.

           (c) Within fifteen (15) days after the end of each calendar month commencing with the calendar month ending February 28, 1997, Holdings will deliver to each Purchaser monthly and year-to-date summaries, on a consolidated basis broken down for each market in which Holdings or any Subsidiary operates any System, of the following: (a) number of Pops, (b) number of subscribers, (c) gross activations, (d) net activations,
           (e) deactivations (and setting forth the reason therefor),
           (f) acquisition cost per gross activation, (g) average monthly revenue per subscriber, (h) total number of roaming minutes, (i) total roaming revenue and (j) any other information which the Purchasers may request from time to time.

     1.19 ARTICLE VIII of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           SECTION 8.1. NONCOMPLIANCE EVENTS. The Purchasers shall be entitled to exercise the remedies provided in SECTION 8.2 in accordance with the terms thereof if any one or more of the following events (each a "Noncompliance Event") shall occur:

           (a) Holdings or any Subsidiary shall fail to perform or observe any of the covenants, agreements or provisions to be performed or observed by it under this Agreement or any of the other Related Agreements, except that for purposes of
           SECTION 9 of the Shareholders' Agreement and Section 9 of the Holdings Shareholders' Agreement (i) the failure of Holdings or any Subsidiary to perform or observe the provisions of Sections 6.3, 6.4, 6.5, 6.7, 6.8, 6.9, 6.16, 6.18, 6.19
           and/or 7.3 of this Agreement shall not be a Noncompliance Event and (ii) the failure of Holdings or the Company to comply with the provisions of SECTIONS 7.1 and/or 7.2 of this Agreement shall not be a Noncompliance Event until such failure to so comply has continued for 60 days; or

           (b) any representation or warranty made by Holdings or any Subsidiary to any Purchaser in or in connection with this Agreement or any other Related Agreement shall prove to have been materially false on the date as of which it was made; or

           (c) a default with respect to Indebtedness for borrowed money of Holdings or any Subsidiary shall occur, and such default shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified and so as to permit the acceleration thereof, if any acceleration is provided for therein, and such default shall continue uncured and unwaived for 120 days after the expiration of such grace period unless, during such 120-day period, the applicable Indebtedness for borrowed money is accelerated; PROVIDED, HOWEVER, that so long as the applicable Indebtedness for borrowed money is not accelerated, for purposes of SECTION 9 of the Shareholders' Agreement or SECTION 9 of the Holdings Shareholders' Agreement, a violation of this subparagraph (c) of SECTION
           8.1 shall not be a Noncompliance Event; or

           (d) a final judgment which in the aggregate with other outstanding final judgments against Holdings or any Subsidiary exceeds $5.0 million (in excess of available insurance recoveries) in any 12-month period shall be rendered against such Person and, within sixty (60) days after entry thereof, such judgment shall not have been satisfied and discharged or stayed pending appeal or bonded, or within sixty (60) days after expiration of such stay such judgment shall not have been discharged; PROVIDED, HOWEVER, that for purposes of SECTION 9 of the Shareholders' Agreement and Section 9 of the Holdings Shareholders' Agreement, a violation of this subparagraph (d) of SECTION 8.1 shall not be a Noncompliance Event; or

           (e)  Holdings or any Subsidiary shall:

           (i) commence a voluntary case under Title 11 of the United State Bankruptcy Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

           (ii) have filed against it a petition commencing an involuntary case under said Title 11 and such petition shall not have been dismissed or stayed within sixty (60) days;

           (iii) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; or

           (iv) have entered against it an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; which order shall not be vacated, denied, set aside or stayed within sixty (60) days from the date of entry thereof; or

           (v) make an assignment of all or a substantial part of its assets for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its assets; or

           (f) Dobson shall die, become disabled or shall otherwise cease for any reason to serve as the President of Holdings unless replaced by a Person of comparable experience and expertise acceptable to the Purchasers within six months of the termination of Dobson's service; or

           (g) any of the proceeds from the sale of the Preferred Shares are used for a purpose not set forth in SECTION 2.4 above; or

           (h) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Purchasers shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of Holdings or any of its Subsidiaries to the PBGC or such Plan and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan; or

           (i) Dobson does not at all times have voting control over the securities of Holdings owned by the Partnership (the "Partnership Block") or Dobson does not own at all times, beneficially, at least ninety percent (90%) of the economic interests of the Partnership Block on a fully diluted basis which Dobson owned on March 19, 1996; or

           (j) So long as the Trust Borrowers are the Borrowers under the Trust Loan, if any document, instrument or agreement executed in connection with the Trust Loan is amended or modified without the prior approval of the Purchasers.

           SECTION 8.2. REMEDIES. Upon the occurrence of any Noncompliance Event then, in each and every such case, the Purchasers may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or any other Related Agreement or in aid of the exercise of any power or right granted in this Agreement or any other Related Agreement.

           SECTION 8.3. WAIVERS. Each of Holdings and the Subsidiaries hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices on nonperformance (except to the extent specifically required by the provisions hereof), and (b) any requirement of diligence or promptness on the part of any holder of Preferred Shares or Common Shares in the enforcement of its rights under the provisions of this Agreement or any Related Agreement.

     1.20 ARTICLE IX of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           SECTION 9.1.  REGISTRATION, TRANSFER AND EXCHANGE OF
           PURCHASED SECURITIES.

           (a) Prior to February 26, 1997 the Company shall, and on and after February 26, 1997 Holdings shall, keep at its principal office a register in which shall be entered the names and addresses of the holders of the Purchased Securities and the Common Shares and the particulars (including without limitation the class thereof) of the Purchased Securities and the Common Shares held by them and of all transfers of shares of its Purchased Securities and Common Shares. References to the "holder" or "holder of record" of any shares of Purchased Securities and Common Shares shall mean the holder thereof unless the holder shall have presented the certificates evidencing same to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Purchased Securities and the Common Shares shall be proven by such register and the Company and Holdings, as the case may be, may conclusively rely upon such register.

           (b) Upon surrender at the principal office of Holdings of any certificate representing shares of Purchased Securities or Common Shares for registration of exchange or transfer, Holdings shall, or shall cause the Company to, issue, at Holdings's expense, one or more new certificates, in such denomination or denominations as may be requested, for Purchased Securities or Common Shares (as applicable) and registered as such holder may request. Any certificate representing shares of Purchased Securities or Common Shares surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. Prior to any transfer of any Purchased Securities or Common Shares which are not registered under an effective registration statement under the Securities Act, no holder thereof shall transfer any such Purchased Securities or Common Shares unless (i) such transfer is effected pursuant to Rule 144 or any comparable rule under the Securities Act or (ii) prior to such transfer, the Company shall receive a written opinion reasonably satisfactory in form and substance to the Company of counsel designated by such holder and reasonably satisfactory to the Company that the proposed transfer may be effected without registration under the Securities Act. Holdings will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this SECTION 9.1.

           (c) Each certificate evidencing Purchased Securities and Common Shares, whether originally or in substitution for, or upon transfer or exchange of any Purchased Securities or Common Shares shall be registered on the date of execution thereof by the Company or Holdings, as the case may be. The registered holder of record shall be deemed to be the owner of the Purchased Securities or Common Shares (as applicable) for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in ARTICLE XII hereof. So long as appropriate, the following legend shall be imprinted on each certificate evidencing the Purchased Securities and Common Shares:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

           SECTION 9.2. REPLACEMENT PURCHASED SECURITIES. Upon receipt of evidence and indemnity reasonably satisfactory to Holdings of the loss, theft, destruction or mutilation of any Purchased Securities or Common Share and, in the case of any such mutilation, upon the surrender of such Purchased Securities or Common Share for cancellation to the Company or Holdings, as the case may be, at its principal office, the Company or Holdings, as the case may be, will execute and deliver, in lieu thereof, a new Purchased Security or Common Share of like tenor. Any Purchased Security or Common Share in lieu of which any such new Purchased Security or Common Share has been so executed and delivered by the Company or Holdings, as the case may be, shall not be deemed to be outstanding for any purpose of this Agreement.

     1.21 ARTICLE X of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           SECTION 10.1. EXPENSES. Each of Holdings and the Company jointly and severally hereby agrees to pay on demand all reasonable fees, costs and expenses incurred by the Purchasers, in connection with the transactions contemplated by this Agreement and the other Related Agreements and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable expenses incurred by the Purchasers in connection with the enforcement of any rights hereunder or under any other Related Agreement including, without limitation, (a) the cost and expenses of due diligence and of preparing and duplicating this Agreement and each other Related Agreement;
           (b) the fees, expenses and disbursements of Purchasers' counsel in connection with the preparation, administration or interpretation of this Agreement and the other Related Agreements and other instruments mentioned herein, the Closing, any amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder; (c) the fees, expenses and disbursements of the Purchasers' accountants, in connection with the Purchasers due diligence investigation of Holdings and the Subsidiaries; and (d) all taxes (other than taxes determined with respect to income and taxes relating to any transfer of any shares of Purchased Securities other than to the Company or Holdings), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or any other Related Agreement. Further, Holdings agrees to pay all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and costs, all costs associated with any rights of board attendance, observation or inspection and travel and lodging expenses related thereto and accounting fees) incurred by any Purchaser in connection with the enforcement of or preservation of rights under this Agreement or any other Related Agreements or the administration thereof whether before or after the occurrence of a Noncompliance Event.

           SECTION 10.2. INDEMNIFICATION. Each of Holdings and the Company jointly and severally hereby further agrees to indemnify, exonerate and hold each Purchaser and its (if applicable) general and limited partners and their respective Affiliates, shareholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the indemnities as a result of or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Purchased Securities, (b) the execution, delivery, performance or enforcement of this Agreement, any Related Agreement or any agreement, document or instrument contemplated hereby or thereby (including, without limitation, any failure by any Person other than the Purchasers to comply with any of its covenants hereunder or thereunder), (c) any violation of any

           Environmental Laws with respect to conditions at the property owned or used by Holdings or a Subsidiary or the operations conducted thereon, or (d) the investigation or remediation of offsite locations at which Holdings, any of the Subsidiaries or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances.

           SECTION 10.3. BROKERS' FEES. Each of Holdings and the Company jointly and severally hereby indemnifies each Purchaser against and agrees that it will hold it harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it or any Subsidiary in connection with the transactions contemplated by this Agreement or any Related Agreement.

           SECTION 10.4. SURVIVAL OF OBLIGATIONS. The obligations of Holdings and the Company under this ARTICLE X shall survive the termination of this Agreement.

           SECTION 10.5. COURSE OF DEALING. No course of dealing between Holdings on the one hand, and the Purchasers, on the other hand, shall operate as a waiver of any Purchaser's rights under this Agreement or any other Related Agreement. No delay or omission in exercising any right under this Agreement or any other Related Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

           SECTION 10.6. BINDING EFFECT. The provisions of this Agreement and the other Related Agreements that are for the benefit of the Purchasers as the holders of any Purchased Securities are also for the benefit of, and enforceable by and binding upon, all subsequent holders of Purchased Securities who may acquire such shares, and the provisions of this Agreement and the other Related Agreements that subject the Purchasers, as holders of any Purchased Securities, to obligations also subject all subsequent holders of any of the Purchased Securities thereto.

     1.22 Clause (i) of ARTICLE XI of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           (i) If to the Company or Holdings, then to it at 13439 N. Broadway Extension, Oklahoma City, Oklahoma 73114, Attn:
           Everett R. Dobson, Telecopy No.:  (405) 391-8515, Telephone
           No.: (405) 391-8500, or at such other address as such Person shall have specified by notice actually received by each Purchaser.

     1.23 ARTICLE XIII of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Holdings and each of the Purchasers.

     1.24 ARTICLE XIV of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           EACH OF HOLDINGS AND THE COMPANY HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF DELAWARE AND TO JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE MAY BE MADE BY REGISTERED MAIL TO IT AT ITS ADDRESS SET FORTH IN
           ARTICLE XI HEREOF.

     1.25 ARTICLE XV of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           EACH OF HOLDINGS, THE COMPANY AND THE PURCHASERS HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS.

     1.26 ARTICLE XVII of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           Each of Holdings and the Company hereby acknowledges that the Purchasers will have the right, subject to the reasonable prior written approval of the Company and Holdings, to publicize their investment in the Company and Holdings as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

     1.27 ARTICLE XVIII of the Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

           Each of Holdings and the Company, on the one hand, and the Purchasers, on the other hand, upon the request of the other party hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

     SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     2.1   Each of Holdings and the Company hereby represents and warrants that
(i) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (ii) it has taken all corporate action necessary for the execution and delivery by it of this Amendment and the performance by it of its obligations hereunder, and (iii) this Amendment constitutes its valid and binding obligation enforceable against it in accordance with its terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity.

    2.2 Holdings (a) is a corporation, duly organized, legally existing and in good standing under the laws of the State of Oklahoma (b) has the corporate power and authority to own its properties and carry on its business as now being conducted and is qualified to do business in every jurisdiction in which the nature of its business or the ownership or leasing of its property requires such qualification; and (c) has the corporate power and authority to enter into and perform its obligations under the Purchase Agreement and each of the other Related Agreements (as defined in the Purchase Agreement as amended hereby) to which it is a party and to undertake the transactions contemplated hereby and thereby. All necessary and proper corporate action has been taken by Holdings with respect to the authorization, execution and delivery of the Purchase Agreement and each of the other Related Agreements (as defined in the Purchase Agreement as amended hereby) to which it is a party and the Purchase Agreement and each of the other Related Agreements (as defined in the Purchase Agreement as amended hereby) constitute the legal, valid and binding obligations of Holdings enforceable against it in accordance with their terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement. The execution, delivery and performance of the Purchase Agreement and each of the other Related Agreements (as defined in the Purchase Agreement as amended hereby) to which Holdings is a party will not violate any provision of law applicable to Holdings, any order of any court or other agency of government applicable to Holdings, Holdings 's corporate charter or by-laws or any indenture, agreement or other instrument to which Holdings is a party or by which it is bound or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided in the Purchase Agreement, result in the creation or imposition of any Lien upon any of the property or assets of Holdings pursuant to, any such indenture, agreement or instrument. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of the Purchase Agreement and each of the other Related Agreements (as defined in the Purchase
Agreement as amended hereby) or of the consummation of the transactions contemplated hereby or thereby.

     2.3 A statement of the capital structure of Holdings, the Company and each Related Entity, indicating its authorized and issued debt and equity interests, and identifying the holders of such interests, as of the date of this Agreement giving effect to the transactions contemplated by the Related Agreements, is annexed hereto as SCHEDULE 2.3 (the "Capital Structure Schedule"). The Capital Structure Schedule also indicates (a) which securities, if any, carry preemptive rights; (b) whether there are any outstanding subscriptions, warrants, options or other agreements to purchase any securities; (c) whether Holdings, the Company or a Related Entity is obligated to redeem any of its securities, and the details of any such committed redemption; (d) all commitments, loan agreements or arrangements by Holdings, the Company or a Related Entity to incur indebtedness; (e) any commitment to convert debt into equity interests of Holdings, the Company or a Related Entity; (f) capital call arrangements; and (g) any other agreement, arrangement or plan which will directly or indirectly affect the capital structure of Holdings, the Company or a Related Entity.

     2.4 As of the Closing Date, the only outstanding equity interests of Holdings, the Company and each Related Entity will be as described in the Capital Structure Schedule and owned by the Persons listed on said Schedule, all of which equity interests (i) have been validly issued in conformity with all applicable state and federal laws, (ii) are fully paid and non-assessable, and (iii) are free and clear of all Liens other than the pledge of shares of Common Stock of the Company in connection with the CoreStates Financing. Except as set forth on SCHEDULE 2.3, Holdings has no Subsidiaries nor does it own or hold of record or beneficially any shares of any class of the capital of any corporation or any legal or beneficial ownership interest in any general or limited partnership, association, joint venture or in any other unincorporated organization or entity. There are no commitments for the purchase or sale of, and except as set forth on the Capital Structure Schedule, no options, warrants or other rights to subscribe for or purchase, any equity securities of Holdings, the Company or any Related Entity. Holdings, the Company and each Related Entity other than Western Financial Services Corp. is engaged solely in the business of owning, operating or investing in telephone systems (including long distance) and cellular systems and Western Financial Services Corp. is engaged in miscellaneous investments, including real estate.

     2.5 Each Purchaser hereby represents and warrants to the Company that it is acquiring the Purchased Securities to be purchased by it pursuant to
SECTION 2.1 for investment and not with a view towards the sale or distribution of its rights hereunder or thereunder.

    2.6 Each Purchaser represents that this Agreement and the other Related Agreements (as defined in the Purchase Agreement as amended hereby) to which it is a party have been executed by a duly authorized Person on its behalf and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action.

    SECTION 3.  REFERENCE TO AND EFFECT UPON THE PURCHASE AGREEMENT.

    3.1 Except as specifically amended above, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

    3.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser under the Purchase Agreement, nor constitute an amendment of any provision of the Purchase Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment (i) each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby; and (ii) each reference in any "Related Agreement" (as defined in the Purchase Agreement as amended hereby) to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

    SECTION 4. COSTS AND EXPENSES. Holdings hereby agrees to pay on demand all reasonable fees, costs and expenses (including, without limitation, reasonable fees, costs and expenses of counsel to the Purchasers ) incurred by the Purchasers in connection with negotiation, preparation, administration and enforcement of this Amendment.

    SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

    SECTION 6. SECTION TITLES. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                  DOBSON COMMUNICATIONS CORPORATION


                                  BY: /s/ EVERETT R. DOBSON
                                      -----------------------------
                                       EVERETT R. DOBSON
                                       PRESIDENT


                                  DOBSON HOLDINGS CORPORATION


                                  BY:
                                         -----------------------------
                                  NAME:
                                         -----------------------------
                                  TITLE:
                                         -----------------------------


                                  PURCHASERS

                                  FLEET EQUITY PARTNERS VI, L.P.

                                  BY:  FLEET GROWTH RESOURCES II, INC.,
                                       A GENERAL PARTNER


                                  BY: /s/ THADEUS J. MOCARSKI
                                      ---------------------------------
                                       THADEUS J. MOCARSKI
                                       SENIOR VICE PRESIDENT

                                  Address for Notices:

                                  111 Westminster Street
                                  Providence, Rhode Island 02903
                                  Att:  Thadeus J. Mocarski
                                  Telecopy No.:    (401) 278-6387
                                  Telephone No.:  (401) 278-5678

                                  FLEET VENTURE RESOURCES, INC.


                                  BY: /s/ THADEUS J. MOCARSKI
                                      ---------------------------------
                                       THADEUS J. MOCARSKI
                                       SENIOR VICE PRESIDENT

                                  Address for Notices:

                                  111 Westminster Street
                                  Providence, Rhode Island 02903
                                  Att:  Thadeus J. Mocarski
                                  Telecopy No.:   (401) 278-6387
                                  Telephone No.:  (401) 278-5678


                                  KENNEDY PLAZA PARTNERS


                                  BY: /s/ THADEUS J. MOCARSKI
                                      ---------------------------------
                                  TITLE:


                                  Address for Notices:

                                  c/o Fleet Equity Partners
                                  111 Westminster Street
                                  Providence, Rhode Island 02903
                                  Att:  Thadeus J. Mocarski
                                  Telecopy No.:  (401) 278-6387
                                  Telephone No.: (401) 278-5678